                                                                   EXHIBIT 23.01








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 29, 2002 accompanying the financial statements included in the Transition Report of LecTec Corporation on Form 10-K for the transition period from July 1, 2001 to December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of LecTec Corporation on Form S-3 (File No. 333-40183, effective November 17, 1997) and Forms S-8 (File No. 33-121780, effective April 21, 1987, File No. 33-45931, effective February 21, 1992, File No. 333-46283, effective February 13, 1998, File No. 333-46289, effective February 13, 1998, File No. 333-72569, effective February 18, 1999, File No. 333-72571, effective February 18, 1999 and File No. 333-68920, effective September 4, 2001).



                                                      /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
April 15, 2002